MUTUAL RELEASE, CONSENT AND SETTLEMENT AGREEMMNT

         This Mutual Consent and Settlement Agreement (the "Agreement") is entered into this 16th day of April, 1999 by and between Palomar Medical Technologies, Inc, ("Palomar"), Electronic Packaging Interconnect Corporation, a Delaware corporation, formerly known as "Biometric Technologies, Inc." ("EPIC") and Comtel Electronics, Inc., a California corporation, a subsidiary of EPIC ("Comtel') (EPIC and Comtel individually and collectively, the "Company"), Maurice Needham, Jr. ("Needham") and Lyle E. Jensen ("Jensen").

Recitals:

         A. EPIC, Palomar, Needham and Jensen are parties to that certain Stock Purchase Agreement dated December 9, 1997, which was amended by that certain First Amendment to Stock Purchase Agreement dated as of May 14,1998, and which was amended by that certain Second Amendment to Stock Purchase Agreement dated October 7, 1998 (the Stock Purchase Agreement, First Amendment and the Second Amendment are collectively referred to as the "Stock Purchase Agreement."

         B. In connection with the Second Amendment to Stock Purchase Agreement, the Company executed a Promissory Note dated October 7, 1999, in the original principal sum of $500,000.00 (the "Note") in favor of Palomar. As used herein, the term "Loan Documents" shall refer to the Note and the Stock Purchase Agreement and the First Amendment and Second Amendment to Stock Purchase Agreement.

         C. The Company, as the sole shareholder of Comtel has caused Comtel to enter into an agreement to sell substantially all of the assets of Comtel to Myford Acquisition Corp., a Delaware corporation ("MAC") controlled by MapleWood Management LP ("Maplewood"), an unrelated third party (the "Comtel Asset Sale").

         D. The Company has disclosed to Palomar the consideration it is receiving from MAC and the consideration Needham and Jensen are receiving in connection with the Comtel Asset Sale. A copy of-thee Company's disclosure letter is attached hereto as Exhibit B. The Parties acknowledge that the execution and delivery of this Agreement is a condition precedent to the Comtel Asset Sale and that, if the Comtel Asset Sale does not close, the Company is unlikely to be able to continue in business.

         E. Palomar and the Company, in full and complete satisfaction of the, Company's obligations under Loan Documents, desire to enter into this Agreement, to settle and finally resolve all matters relating to the Loan Documents and to set forth the amounts to be paid by the Company and Needham and Jensen to Palomar in full satisfaction of the obligations of the Company under the Loan Documents.

Agreements:

         NOW, THEREFORE, in consideration of the terms and conditions hereof, the parties agree as follows:

                  1. CONSENT TO SALE OF ASSETS OF COMTEL. Subject to and upon receipt of the Settlement Consideration, as hereinafter defined, Palomar hereby
(a) consents to the sale by Comtel of all of its assets pursuant to the Comtel Asset Sale; and (b) releases any and all liens that Palomar, either individually or Palomar may hold in any of the assets of Comtel or any proceeds of the Comtel Asset Sale.

                  2. SETTLEMENT CONSIDERATION. In consideration of the agreements and releases set forth herein, (a) the Company agrees to pay and deliver to Palomar, at the Closing Date (as defined below), the following consideration; (i) cash in the amount of $100,000, and (ii) a release of Palomar from its guaranty obligations pertaining to a loan to Comtel by Coast Business Credit, a division of Southern Pacific Bank (the "Coast Business Credit Release'); and (b) Needham and Jensen agree to deliver to Palomar a Promissory
Note in the form  attached  hereto  as  Exhibit  A in the  principal  amount  of
$400,000.00 executed by Needham and Jensen and their spouses in favor of Palomar. (The consideration described in clauses (a) and (b) above is hereinafter called the "Settlement Consideration").

                  3. REPAYMENT AND SATISFACTION OF NOTE. Except with respect to obligations created by or arising-out of this Agreement for the payment of the Settlement Consideration to Palomar on or before the Closing Date, Palomar, for itself and its successors and assigns, together with all affiliates, agents, attorneys, representatives, partners, officers, directors, shareholders, employees and other persons claiming. through Palomar, hereby remises, releases,. acquits and forever discharges hereby releases and discharges the Company, Needham, Jcnsen, MAC, MapleWood and their respective successors, assigns, affiliates, agents, attorneys, representatives, partners, officers, directors, shareholders and employees (the "Releasees") from (a) any and all liens. claims, cause of actions, demands, liabilities, obligations, damages, losses, costs, and expenses whatsoever, whether known or unknown, mature or contingent arising out of or in connection with the Note and any of the Loan
Documents, but only as it pertains to the Company; (b) any and all liens, claims, cause of actions, demands, liabilities, obligations, damages, losses, costs and expenses whatsoever. known or unknown, contingent or mature, arising out of or in connection with any of the assets of Comtel or the right of Comtel to receive proceeds from the Comtel Asset Sale, whether such assets or rights are held by Comtel or its assignees; (c) any and all liens, claims, cause of actions, demands, liabilities, obligations, damages, losses, costs and expenses whatsoever, known or unknown, contingent or mature, arising out of or in connection with the distribution of proceeds or other assets or rights received from MAC in connection with the Comtel Asset Sale to the Company or any other third parties; and (d) all suits, claims or causes of action, whether known or unknown, mature or contingent whether arising under any federal or state statute (including, without limitation, state and federal securities laws) or in tort, contract, equity, indemnity, contribution, accounting, or other legal theory, relative to the Loan Documents but only as it pertains to the Company-

                  4. COMPANY, NEEDHAM AND JENSEN RELEASE. Except with respect to obligations created by or arising out of this Agreement, the Company, Needham and Jensen, and each of them for their respective successors and assigns, together with all affiliates, agents, attorneys, representatives, partners, officers, directors, shareholders and employees claiming through them, hereby promise, release, acquit and forever discharge Palomar and its successors, assigns, affiliates, agents, attorneys, representatives, partners, officers, directors, shareholders and employees claiming through them and for any others who may claim through them, from any and all suits, claims or causes of action demand, liabilities, obligations, damages, losses, costs and expenses whatsoever, whether known or unknown, mature or contingent, arising,, under any federal or state statute (including, without limitation, state and federal securities laws) or in tort, contract, equity, indemnity, contribution, accounting, or other legal theory, which the Company, Needham and Jensen have or ever had arising prior to and including the Closing Date against Palomar, its subsidiaries, affiliates, officers, directors and employees

                  5. VOLUNTARY SETTLEMENT. Each party granting a release hereunder (a) represents, warrants and acknowledges it has been fully advised by its attorney of its rights and has entered into this Agreement voluntarily, without duress or coercion. Representations and Warranties.
                            -------------------------------

                  a. Palomar Representations and Warranties. Palomar hereby represents and warrants to the Company, Needham and Jensen as follows:

                           (i) Palomar has the full power and authority to execute and deliver this Agreement, and this Agreement is valid, binding and enforceable against Palomar in accordance with its terms;

                           (ii) Palomar owns the Note free and clear of any and all security interests or other encumbrances and Palomar has not transferred, assigned, sold, negotiated or pledged, encumbered the Loan Documents or any of these or any of its rights thereunder;

                           (iii) Palomar has all necessary corporate,  power and
                  authority to execute and deliver this Agreement and has taken all corporate action necessary to execute, deliver and perform this Agreement;

                           (iv) Palomar has had the right to inquire and make inquires of the Company regarding the Comtel Asset Sale and to receive answers concerning the Comtel Asset Sale, the distribution of proceeds, assets or the right to receive assets from the Comtel Asset Sale; and

                           (v) No  consent,  authorization,  approval  or  other
                  action by, and no notice to or filing with, any governmental authority, regulatory body, lessor, franchisor or other person or entity is required for Palomar to enter into this Agreement or for the execution, delivery or performance of this Agreement by Palomar.

                  b. Company Representations and Warranties. Company hereby represents and warrants to Palomar as follows:

                           (i) Company has the full power and authority to execute and deliver this Agreement and this Agreement is valid, binding and enforceable against Company accordance with its terms;

                           (ii) Company has all  necessary  corporate  power and
                  authority to execute and deliver this Agreement and has taken all corporate action necessary to execute, deliver and perform this Agreement; and

                           (iv) No  consent,  authorization,  approval  or other
                  action by, and no notice to or filing with, any governmental authority, regulatory body, lessor, franchisor or other person or entity is required for Company to enter into this Agreement or for the execution, delivery or performance of this Agreement by Company.

                  6. Payment of Settlement Amount. The Closing Date for the transaction described in this Agreement shall be March 31, 1999, or such other date as the Company and Palomar agree in writing (the "Closing Date"). The closing of the transaction contemplated by this Agreement shall take place at the offices of Chadbourne & Parke, LLP, 30 Rockefeller Plaza, 36th Floor, New York, New York, on or before the Closing Date.

                  a. On or before the Closing Date, Palomar shall have executed and delivered the following documents to the Company's legal counsel or its nominee: (i) an executed original of this Agreement- (ii) a certified Corporate Resolution authorizing the execution and delivery of this Agreement, (iii) the original ,Note, and (iv) irrevocable written instructions to cause the documents described in (i), (ii), and
         (iii) to be released to the Company upon the payment of, or the delivery of the documents constituting, the Settlement Consideration, as defined in Section 2 hereof, to Palomar.

                  b. On the Closing Date, the Company shall have executed and delivered to Chadbourne & Parke, LLP for delivery to Palomar (i) an executed original of the Agreement, and (ii) to wired the sum of $100,000 to Palomar.

                  c. On the Closing Date, Needham and Jensen shall have executed and delivered the Promissory Note and delivered it to Chadbourne & Parke, LLP for delivery, to Palomar.

                  7. Miscellaneous.

                  a. Each party acknowledges that this Agreement is entered into after voluntary and without coercion arms length negotiations in which all parties have been represented by counsel of their choice, and that all parties to this Agreement are in equal bargaining positions and without any disadvantage.

                  b. If any part of this Agreement is breached in any manner and legal, equitable or other proceedings are required to enforce the same, the unsuccessful party in the litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs, legal fees and expenses, including attorneys fees and expert witness fees in the amount incurred by the successful party.

                  c. This  Agreement  will  inure to the  benefit of and will be binding upon all heirs, assignees, personal representatives, or successors in interest by merger or otherwise to any or all of the parties to this Agreement.

                  d. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its principals of conflicts of law.

                  e.  This   Agreement   may  be   executed  in  any  number  of
         counterparts, and when so executed, such counterparts shall constitute a single, binding Agreement between all signatories thereto.

                  f. This Agreement shall not constitute a negotiable instrument or note.

                  g. The terms of this Agreement supersede all prior or contemporaneous oral or written agreements and understanding of the parties, all of which will be deemed to be merged into this Agreement.

                IN WITNESS NVEEREOF, the parties have executed this Agreement on the date and year set forth above.

                                  Palomar Medical Technologies, Inc.

                                  By:     /s/  Louis P. Valente
                                          ---------------------------
                                          Its: Chairman and CEO

                                  Electronic Packaging Interconnect Corporation, a Delaware corporation

                                  By:    /s/ Lyle E. Jensen
                                         ---------------------------
                                         Lyle E. Jensen
                                         President and Chief Executive Officer


                                  Comtel Electronics, Inc.
                                  A California corporation


                                  By:   /s/  Lyle E. Jensen
                                        ----------------------------
                                        Lyle E. Jensen
                                        Chief Executive Officer



                                  /s/   Lyle E. Jensen
                                  ----------------------------------
                                        Lyle E. Jensen



                                  /s/   Maurice E. Needham
                                  ----------------------------------
                                        Maurice E. Needham

                                                                       Exhibit A

                                 PROMISSORY NOTE



Principal Amount                                                Phoenix, Arizona
$400,000.00                                                       April 16, 1999


         FOR VALUE RECEIVED, Maurice Needham, Jr. and Majorie L. Needham, husband and wife and Lyle E. Jensen and Kathryn A. Jensen, husband and wife (collectively the "Maker"), promises to pay to Palomar Medical Technologies, Inc. or order ("Holder"), the principal balance of Four Hundred Thousand and No/100ths Dollars (S400,000.00) in lawful money of the United States of America, together with interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until payment in full, at ten percent (10%) per annum. All amounts due hereunder, including any accrued and unpaid interest, shall be due and payable on March 31, 2001 (the "Maturity Date").

         The Maker promises to pay to the Holder quarterly interest payments of Two Thousand Five Hundred and No/100ths Dollars ($2,500.00) commencing on the first (1st) day of July, 1999 and continuing on the first (1st) day of October, January, and April from the date hereof until the Maturity- Date. Payment of interest that accrues hereunder that is in excess of the amount of the quarterly interest payment shall be deferred until the Maturity Date.

         The Maker shall be permitted to prepay all or any portion of the amount due hereunder at any time without penalty.

         Holder's acceptance of payments after the due date shall not waive or postpone any right of the Holder hereof, and time is and shall remain of the essence hereof.

         If, as a result of any default under this Note, the Holder incurs any attorneys' fees or other legal costs or expenses with respect to enforcement of any rights provided for hereunder, whether or not any legal proceeding is instituted, Maker promises to pay such attorneys' fees and expenses, including, without limitation, any costs of court, witness fees or experts fees, and reasonable travel costs, regardless of whether such amounts are reasonable under applicable law.

         Maker and all persons now or hereafter liable on this Note severally waive notice, presentment for payment and protest.

         The loan evidenced by this Note is made for commercial purposes and that no portion of the amounts describe herein are or will be used for any purpose other than a commercial purpose. If all interest, fees, penalties or other charges payable under this Note should exceed the maximum interest rate permitted by law, then (i) interest or charges that exceed the maximum interest rate permitted by law shall be reduced to the maximum rate permitted by law and
(ii) any amounts paid in excess of the maximum legal interest rate shall be credited against the outstanding principal amount of the indebtedness evidenced by this Note.

         This Note shall be governed by the substantive laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

                                            "MAKER"

                                            /s/      Maurice Needham, Jr.
                                            ------------------------------------
                                            Maurice Needham, Jr., a married man

                                            /s/      Marjorie L. Needham
                                            ------------------------------------
                                            Marjorie L. Needham, a married woman

                                            /s/      Lyle E. Jensen
                                            ------------------------------------
                                            Lyle E. Jensen, a married man

                                            /s/      Kathryn A. Jensen
                                            ------------------------------------
                                            Kathryn A. Jensen, a married woman

                                                                       EXHIBIT B

                              ELECTRONIC PACKAGING
                            INTERCONNECT CORPORATION
                                14101 Myford Road
                            Tustin, California 92780


                                 March 16, 1999


  Via Federal Express

  Palomar Medical Technologies
  45 Hartwell Avenue
  Lexington, Massachusetts 02173

  Attn:  Paul Weiner, Director of Finance

  Dear Mr. Weiner:

         Please find enclosed three documents for your review and approval:

         1.       Mutual Release, Consent and Settlement Agreement

         2.       Non-Negotiable Promissory Note

         3.       Class A Stock Warrant

         As we have discussed, Electronic Packaging Interconnect Corporation, formerly known as Biometric Technologies Corp. ("EPIC") has not been able to attract sufficient outside capital necessary to meet the strategic and operational objectives of the company. Not all the parties who entered the EPIC Participant Term Sheet dated October 16,1 998 were able to meet their investment objective. This required EPIC and its sole operating subsidiary, Comtel Electronics, Inc. ("Comtel"), to seek other sources of financing.

         On December 30, 1998, EPIC and its sole operating subsidiary, Comtel, entered a Letter of Intent with MapleWood Management LP ("MapleWood") to conduct due diligence and determine MapleWood's potential interest in making an investment in the company. In ate February, MapleWood's Investment Committee approved the creation of two new Delaware corporation, Myford Holdings Corp. ("MHC") and Myford Acquisition Corp. ("MAC"), which were authorized to enter an agreement to acquire substantially all of the assets of Comtel subject to specific terms and conditions. A definitive agreement is nearing completion and is expected to be ready for signature shortly. A Bulk Sale Notice (attached) was recorded on March 8, 1999. The targeted closing dart is for the end of March.

Palomar Medical Technologies
March 16, 1999
Page 2

         The acquisition is being structured as an asset purchase, with MAC acquiring the assets of Comtel and assuming certain liabilities. Except as described below, EPIC will realize no value from the transaction, but Comtel's business will be preserved.

         In negotiating with MapleWood, EPIC has attempted to obtain as much consideration as possible for its debt and equity bridge investors, given EPIC's and Comtel's financial condition. While MHC is not obligated to do so, MHC is offering the EPIC outside shareholders the opportunity to convert their EPIC investment into Class A Warrants in MHC. The EPIC bridge lenders (including, to the extent of a $200,000 bridge loan, Maurice Needham and the undersigned) will be offered various combinations of cash, seven year notes, and Class A Warrants in MHC. The EPIC bridge lenders will receive Class A Warrants convertible into an aggregate of 300,782 common shares of MHC. Since Comtel is the only remaining operating asset in EPIC, serious consideration should be given to this proposal. It is unlikely that any EPIC shareholder or EPIC bridge lender would realize any value for its investment if these offers are not accepted. MAC's offer and the closing of its proposed purchase of Comtel's assets is conditioned upon obtaining mutual releases regarding all previous business matters with EPIC, Comtel Electronics, Mr. M. Needham and the undersigned, including the release of any claims by EPIC, debt or equity investors.

         Going forward, MapleWood is prepared to make a significant initial investment into Comtel to be followed by subsequent planned investments in acquisitions and strategic expansions. The amount of the initial investment is subject o MapleWood's discretion, but is contemplated to be $7,000,000. In exchange therefore, MapleWood will receive preferred stock of MHC which is convertible into 7.2 million common shares of MHC. The investment objective is to create a regional market leader in contract electronic manufacturing. The initial focus of the business will be on Southern and Northern California. MapleWood's investment in Comtel through MAC should give the company a viable opportunity to be successful.

         To facilitate the transaction, Maury Needham and the undersigned have agreed tow rite-off their Convertible Note of $1.6m and forego their 6.7 million share of EIPC stock as described in the October 16,1 998 EPIC Participant Term Sheet. The undersigned will enter a multi-year employment contract as the CEO and will receive 450,000 shares of common stock in MAC as an incentive for entering into said Agreement. The employment package will include a base salary, annual cash bonuses based on EBITDA performance, and restricted stock whose vesting will be tied to EBITDA performance over the next five years. Mr. Needham will enter a Directors Agreement and will be compensated for the time spent on the strategic expansion of Comtel. Mr. Needham will receive 450,000 shares of common stock in MAC as an incentive for entering into the Director's Agreement. Mr. Needham will also be offered an additional 450,000 shares of restricted stock whose vesting will be based on EBITDA performance over the next five years. Both Mr. Needham and the undersigned will be eligible to participate in MHC's stock option plan. The maximum amount of option's which may be granted to all person under MHC's proposed stock option plan, including Mr. Needham and the undersigned, will total 1 million shares.

Palomar Medical Technologies
March 16,1999
Page 3

         On behalf of EPIC and Comtel, we encourage you to accept the attached offer and provide the necessary releases to ensure the MapleWood offer and closing occurs in a timely manner. EPIC has no other viable financing options and strongly believes MapleWood's offer provides the best opportunity to you and likely the last opportunity to realize any value on your investment.

         Please review and sign the attached documents. You will notice that all aspects of the old agreements are canceled and replaced with a set of new agreements. Time is of the essence and we look forward to your timely approval of MAC's offer.

                                   Sincerely,



                                   /s/ Lyle E. Jensen
                                   ------------------
                                   Lyle E. Jensen
                                   CEO
                                   Comtel Electronics

Enclosures

c(w/out encs.): Maurice Needham Jr.
                  MapleWood management LP